Exhibit 99.1

MySize Reports Strong Third Quarter 2025 Results With Sequential Revenue Growth and Margin Expansion

AIRPORT CITY, Israel, Nov. 14, 2025 /PRNewswire/ — MySize, Inc. (NASDAQ: MYSZ), a global provider of AI-driven sizing solutions, footwear fit-tech, and retail innovation, today reported financial results for the third quarter ended September 30, 2025.

MySize’s global technology platforms — Naiz Fit, ShoeSize.Me, MySizeID, and Orgad — serve retailers and consumers worldwide. Percentil, the Company’s secondhand marketplace, operates across Spain, Italy, Germany, and France.

Third Quarter 2025 Financial Highlights

●	Revenue of $2.6 million, up 26% sequentially from Q2 2025.

●	Gross profit of $1.0 million, a 27% increase year over year.

●	Operating loss improved to $3.0 million, a 9% reduction year over year.

●	Net loss narrowed to $2.8 million, compared to $3.4 million in the prior year.

●	Cash and equivalents of $4.5 million as of September 30, 2025.

Operational Highlights

Percentil Growth Across Four European Markets

Percentil continued strong performance across Spain, Italy, Germany, and France, adding new wholesale partners and expanding direct-to-consumer sales.

Global Fit-Tech Innovation

MySize advanced the integration of ShoeSize.Me with Naiz Fit and MySizeID, creating a unified sizing intelligence engine serving apparel and footwear clients worldwide.

Naiz Fit SaaS Momentum

Naiz Fit continued its global expansion, with over 25% year-to-date SaaS revenue growth, driven by new client deployments and renewals across multiple regions.

Orgad Operational Efficiency

Orgad’s Fulfilled by Amazon (FBA) operating model contributed to improved logistics, inventory management, and margin performance.

Management Commentary

Ronen Luzon, CEO of MySize, commented:

“Q3 was a solid execution quarter. We delivered sequential revenue growth, stronger margins, and continued narrowing losses. Our global technology platforms and Percentil’s scaling in Europe are working together as one ecosystem. We believe this positions MySize for continued momentum as we move into Q4 and 2026.”

Outlook

The Company expects ongoing sequential growth in Q4 driven by Percentil’s scale, Naiz Fit’s SaaS expansion, and integration benefits from ShoeSize.Me.

About MySize, Inc.

MySize is a global fashion-tech company delivering AI-powered sizing solutions, sustainable commerce innovation, and omnichannel retail technology. Its portfolio includes Naiz Fit, ShoeSize.Me, MySizeID, Orgad, and Percentil (operating in Spain, Italy, Germany, and France).

More at www.mysizeid.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements related to strategic and business plans, technology, relationships, objectives and expectations for its business growth. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Investor Contact: Oren Elmaliah, CFO, ir@mysizeid.com